EXHIBIT 11(C) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 19, 1997, relating to the statement of assets and liabilities of Top 50 World Portfolio (US Dollar), Top 50 Europe Portfolio (US Dollar), Top 50 Asia Portfolio (US Dollar), Top 50 US Portfolio (US Dollar), Provesta Portfolio (US Dollar), Investa Portfolio (US Dollar), Japanese Equity Portfolio (US Dollar), Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar) (nine of ten separate portfolios constituting Deutsche Portfolios), which report appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Curacao, Netherlands Antilles
June 29, 1998